EXHIBIT 2-c

                                SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

            This Second Amendment to Stock Purchase Agreement ("Amendment") is dated as of August 1, 2003 by and among Vulcan Industries, Inc., a Michigan corporation (the "Company"), AND Mark O. Lowell and Marilyn S. Lowell (individually or collectively "Lowell"), and Keith J. Briggs and Caroline A. Briggs (individually or collectively "Briggs"), (each of Lowell and Briggs, a "Seller", and individually or collectively, the "Sellers"), AND Thermodynetics, Inc., a Delaware corporation (the "Buyer").

                                   BACKGROUND

      A. This Amendment amends that certain Stock Purchase Agreement dated as of June 26, 2003, and that certain First Amendment to Stock Purchase Agreement dated July 31, 2003, all between the parties hereto (collectively the "S-P-A").

NOW, THEREFORE, in consideration of the consideration to be paid, the premises and the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is mutually acknowledged, the parties hereto, intending to be legally bound, agree as follows:

A. Amendment to ss.2.1 of the S-P-A. Section 2.1(a) of the S-P-A is hereby amended and restated as follows:

"     (a) (i) Four hundred sixty-five thousand eight hundred ninety-three 44/100
($465,893.44) dollars in cash to Sellers at Closing via check or wire transfer in the respective amount set forth beside his and her name on Schedule 1.1 hereto (the "Closing Payment"). "

B. Amendment to ss.2.1 of the S-P-A. Section 2.1 of the S-P-A is hereby amended by adding subsections (h) thereto stated as follows:

"     (h) Four thousand ($400,000) dollars in the aggregate payable by issuance of Buyer's subordinated promissory notes in favor of each Seller in the respective amount set forth beside his and her name on Schedule 1.1 hereto; such notes shall bear six (6%) interest per annum with interest to be paid on the earlier of (i) ten (10) days after the funding of the final loan advance under the $1,750,000 Interim Funding Agreement from Wells Fargo Equipment Finance, Inc. by Vulcan Industries, Inc., and (ii) in no event later than March 31, 2004. The Notes shall be held by Vandervoort, Christ & Fisher, P.C. in escrow pending the expiration of the period of time in which Buyer may rescind this transaction.

Second Amendment to
Stock Purchase Agreement            Vulcan Industries, Inc.               Page 2


C. Amendment to Schedule 1.1 of the S-P-A. Schedule 1.1 to the S-P-A is hereby amended and restated in its entirety which restated schedule is attached hereto.

D. Incorporation by Reference; Ratification. Except as expressly amended by this Amendment, the representations, covenants and conditions of the original S-P-A and the prior amendment(s) thereto, if any, shall govern and are hereby incorporated by reference, as if the same has been fully set forth herein. Except as amended hereby, the S-P-A, as amended, is hereby ratified, confirmed and restated in its entirety. The parties hereto hereby agree to comply with and be subject to all of the terms, representations, covenants and conditions of the S-P-A as amended hereby.

E. Full Force and Binding Terms. Except as herein modified, each and every provision, condition, obligation and agreement in the S-P-A shall continue in full force and effect. The terms and conditions contained herein shall be binding upon the parties hereto and their respective successors and assigns.

F. Governing Law. This Amendment and the S-P-A shall be construed by and enforced in accordance with the laws as stated in the S-P-A.

            [The remainder of this page was left intentionally blank.
                          The Signature Page follows.]

Second Amendment to
Stock Purchase Agreement            Vulcan Industries, Inc.               Page 3


            IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Stock Purchase Agreement, all as of the date first above written.

                                     BUYER:

                                          THERMODYNETICS, INC.


                                          By:       /s/ Robert I. Lieberman
                                              ----------------------------------
                                              Name:  Robert A. Lerman
                                              Title: Treasurer & CFO

                                    SELLERS:


    /s/ Mark O. Lowell                             /s/ Marilyn S. Lowell
---------------------------                -------------------------------------
  Mark O. Lowell                                Marilyn S. Lowell
  Individually                                  individually


     /s/ Keith J. Briggs                           /s/ Caroline A. Briggs
---------------------------                -------------------------------------
  Keith J. Briggs                               Caroline A. Briggs
  Individually                                  Individually

                                          THE COMPANY:

                                          VULCAN INDUSTRIES, INC.

                                          By:     /s/ Mark O. Lowell
                                              ----------------------------------
                                              Name: Mark O. Lowell
                                              Title:President

Second Amendment to
Stock Purchase Agreement            Vulcan Industries, Inc.               Page 4

                                  SCHEDULE 1.1

                       --------------------------------------------------------------------------------------
                                                                   EXECUTIVE SHARE PLAN
                                    SELLERS                            PARTICIPANTS               BROKER
                       --------------------------------------------------------------------------------------
   Consideration       Mark O. Lowell     Keith J. Briggs
  pursuant to the      and Marilyn S.     and Caroline A.                                     Michigan Equity
    Agreement*             Lowell              Briggs        Brad Robertson   Crystal Perry    Alliance, LLC
-------------------------------------------------------------------------------------------------------------
Closing Payment         $349,420.08         $116,473.36             0               0                0
per Section 2.2(a)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $225,000            $75,000               0               0                0
Notes per
Section 2.2(b)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $112,500            $37,500               0               0                0
Notes per
Section 2.2(f)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $112,500            $37,500               0               0                0
Notes per
Section 2.2(g)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $300,000           $100,000               0               0                0
Notes per
Section 2.2(h)
-------------------------------------------------------------------------------------------------------------
Escrow Amount             $187,500            $62,500               0               0
per
Section 2.2(c)
-------------------------------------------------------------------------------------------------------------
Exec Plan                                                      $17,053.28       $17,053.28           0
Payment
-------------------------------------------------------------------------------------------------------------
Portion Broker                                                      0               0             $148,750
Fee paid by
Buyer at Closing
-------------------------------------------------------------------------------------------------------------
Broker Fee paid                                                     0               0             $96,085
by Sellers at
Closing
-------------------------------------------------------------------------------------------------------------
Broker Escrow                                                       0               0             $26,250
Amount per
Section 2.2(e)
-------------------------------------------------------------------------------------------------------------
Total                  $1,286,920.09        $428,973.35        $17,053.28       $17,053.28     $175,000 from
Consideration to                                                                                  Buyer and
be Received*                                                                                    $96,085 from
                                                                                                   Sellers
-------------------------------------------------------------------------------------------------------------
Total Number of            7,500               2,500                0               0                0
Vulcan Shares
to be Sold to
Buyer*
-------------------------------------------------------------------------------------------------------------

* = subject to the terms of this Agreement.